EXHIBIT 1.2


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                          GASTON FEDERAL BANCORP, INC.

                  GASTON FEDERAL SAVINGS AND LOAN ASSOCIATION

                     UP TO 1,837,700 SHARES OF COMMON STOCK
                          ($1.00 PAR VALUE PER SHARE)

                        PURCHASE PRICE $10.00 PER SHARE

                                AGENCY AGREEMENT

                             FEBRUARY       , 1998



Trident Securities, Inc.
4601 Six Forks Road
Suite 400
Raleigh, North Carolina 27609

Gentlemen:

                  Gaston Federal Bancorp, Inc., a federal corporation (the "Company") and Gaston Federal Savings and Loan Association, Gastonia, North Carolina ("Association"), a federally-chartered, federally-insured savings and loan association, hereby confirm as of the date hereof their respective agreements with Trident Securities, Inc., Raleigh, North Carolina ("Trident"), a broker-dealer registered with the Securities and Exchange Commission (the "SEC") and a member of the NASD (as defined hereinafter), as follows:

                  1. Introduction.

                  The Association is reorganizing into the federal mutual holding company structure according to the laws of the United States and the regulations issued thereunder by the Office of Thrift Supervision ("OTS") (collectively the "Reorganization Regulations"). A Notice of Mutual Holding Company Reorganization on Form MHC-1, which includes the Association's Plan of Reorganization and Stock Issuance, as subsequently amended ("Plan"), has been filed with the OTS and all amendments required to the date hereof have also been filed. Prior to the date hereof, the Plan has been adopted by the Board of Directors of the Association (hereinafter referred to as "Directors") and prior to the Closing Date (as defined hereinafter) the Plan will have been approved by an order of the OTS or the OTS will have given written notice of its intent not to disapprove the proposed reorganization; or sixty (60) days shall have passed since the OTS received the notice and


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Trident Securities, Inc.
February , 1998
Page 2

deemed it sufficient and the OTS has not given written notice that the proposed reorganization is disapproved or extended for an additional thirty (30) days the period during which disapproval may be issued. Pursuant to the Plan, Association will be reorganized into the federal mutual holding company structure, with its mutual holding company to be named Gaston Federal Holdings, M.H.C. References herein to the Association shall include the Association in its current mutual form or post-reorganization stock form as a majority-owned subsidiary of the Company, as indicated by the context. Each capitalized term not defined herein shall have the meaning assigned to it in the Registration Statement on Form SB-2 (No. 333-_______) filed by the Company with the Securities and Exchange Commission ("SEC") (said Registration Statement, including the prospectus contained therein an all supplements and amendments thereto including the Rule 424(b) prospectus from and after the time it is filed with the SEC, is hereinafter referred to as the "Registration Statement").

                  Upon consummation of the reorganization, the Company will have authorized capital of 25,000,000 shares of capital stock, of which 20,000,000 shares shall be common stock, $ 1.00 par value per share, and 5,000,000 shares shall be serial preferred stock. Pursuant to the Plan, the Company is offering between 1,358,300 and 1,837,700 shares ("Shares") of common stock ("Common Stock") for a purchase price of $10.00 per share ("Purchase Price"), in the following order of priority: (i) depositors of the Bank whose accounts totaled $50.00 or more as of March 31, 1996; (ii) the Bank's Employee Stock Ownership Plan (the "ESOP") (for a total of up to 8.0% of the shares sold in the Offering); (iii) depositors of the Bank whose accounts totaled $50.00 or more as of December 31, 1997 ("Supplemental Account Holders"); (iv) depositors of the Bank whose accounts totaled $50.00 or more as of February _, 1998 (the "Voting Record Date"); and (v) members of the general public with preference given to natural persons residing in Gaston County, North Carolina. The offering of shares as described herein is hereinafter collectively referred to as the "Offering." The transactions contemplated by the Plan, including the Offering, are hereinafter collectively referred to as the "Reorganization."

                  The Company and the Association have been advised by Trident that it desires to use its best efforts to assist the Company with its sale of the Common Stock in the Offering. Prior to the execution of this Agreement, the
Company delivered to Trident the Registration Statement dated               ,
1998 and all amendments and supplements thereto, if any, to be used in the Offering, which contain information with respect to the Company, the Association and the Common Stock.

                  2. Representations and Warranties.

                          A. The Company and the Association jointly and
severally represent and warrant to Trident that:

                                    (a) The  Association  has filed with the OTS
a Notice of Mutual Holding Company Reorganization on Form MHC-1 and an Application for Approval of a Minority


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Trident Securities, Inc.
February , 1998
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Stock Issuance by a Subsidiary Savings Association of a Mutual Holding Company
on Form MHC-2, including exhibits, and any amendment or amendments thereto (collectively, the "MHC Application"). The prospectus contained in the Registration Statement (the "Prospectus") was approved for use by the OTS on
                      , 1998. No order has been issued by the OTS preventing or suspending the use of the Prospectus and no action by or before the OTS to revoke such authorization is pending, or, to the knowledge of the Company or the Association, threatened. The Plan has been adopted by the Directors. At the time the Prospectus was approved for use, the Prospectus complied as to form in all material respects with the requirements of the OTS and the Reorganization Regulations, and the MHC Application.

                                    (b) The Company has filed with the SEC the
Registration Statement, including exhibits and an amendment or amendments thereto, for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act") and the Regulations promulgated thereunder (the "Securities Act Regulations"); and such Registration Statement has been declared effective under the Securities Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's knowledge, threatened by the SEC. Except as the context may otherwise require, such Registration Statement, as amended or supplemented, on file with the SEC at the time the Registration Statement became effective, including the Rule 424(b) Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement."

                                    (c) As of the date hereof (i) the
Registration Statement complies with the Securities Act and the Securities Act Regulations, and (ii) the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by or on behalf of Trident relating to Trident expressly for use in the Registration Statement or Prospectus.

                                    (d) The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Association, and this Agreement is a valid and binding obligation of each of the Company and the Association, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC, by general equity principles, regardless of whether such enforceability is considered in a proceeding


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Trident Securities, Inc.
February , 1998
Page 4

in equity or at law, or laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including without limitation, Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A")).

                                    (e) The  Association has filed with the
Federal Deposit Insurance Corporation ("FDIC") an application pursuant to 12 C.F.R. ss.303.1 for the insurance of accounts of the New Association (the "FDIC Application").

                                    (f) No order has been issued by the FDIC,
the OTS, the SEC or any other state regulatory or blue sky authority preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Reorganization is pending or threatened.

                                    (g) The Registration Statement complied in
all material respects with the Reorganization Regulations, at the time of the approval of the Registration Statement by the OTS (including any amendments or supplements thereto) and will so comply until the Closing Date, unless otherwise expressly permitted in writing by the OTS.

                                    (h) Feldman Financial Advisors,  Inc.
("Feldman Financial"), which prepared the appraisal of the Association dated December 11, 1997, (and to be updated at the time of the completion of the Offering), is independent with respect to the Company and the Association within the meaning of the OTS Regulations. The Company and the Association believe Feldman Financial to be experienced and expert in rendering appraisals of thrift institutions, and nothing has come to the attention of the Company or the Association which has caused them to believe that the appraisal by Feldman Financial was not prepared in accordance with the requirements of the OTS Regulations.

                                    (i) Cherry, Bekaert & Holland, L.L.P., the
firm which certified the financial statements filed as part of the MHC Application and Prospectus is, with respect to the Company and the Association, independent certified public accountants as required by the Securities Act, the Securities Act Regulations, Rule 101 of the Rules of Conduct of the Code of Ethics of the American Institute of Certified Public Accountants ("AICPA"), the Reorganization Regulations and Title 12 of the Code of Federal Regulations.

                                    (j) The consolidated financial statements,
together with the related schedules and notes thereto, included in the MHC Application and which are part of the Prospectus present fairly the financial condition, results of operations, retained earnings and cash flows of the Association at and for the dates indicated and the periods specified and comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the


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February , 1998
Page 5

Reorganization Regulations and generally accepted accounting principles ("GAAP"). The term "Association" shall include the Association and Gaston Financial Services, Inc. ("Subsidiary"), a first tier subsidiary, except where the context otherwise indicates. Said consolidated financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent consolidated financial statements and other reports filed by the Association with the OTS and FDIC, except that accounting principles employed in such filings conform to requirements of such authorities and not necessarily to GAAP. The other financial, statistical, and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited consolidated financial statements of the Association included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

                                    (k) Since the respective dates as of which
information is given in the MHC Application and the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the condition (financial or otherwise), earnings, capital or properties of the Association, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Association or the Company and neither the Association nor the Company has issued any securities or incurred any liability or obligation for borrowed money other than in the ordinary course of business; (iii) there have not been any material transactions entered into by Company or the Association, except those transactions entered into in the ordinary course of business; (iv) the capitalization, liabilities, earnings, assets, properties and business of the Company and the Association conform in all material respects to the descriptions thereof contained in the Prospectus; and (v) neither the Company nor the Association has any material liability, contingent or otherwise, except as set forth in the Prospectus.

                                    (l) The  Association is a
federally-chartered savings and loan association in mutual form of organization and upon the Reorganization will reorganize into the federal mutual holding company structure, in both instances duly authorized to conduct its business and own its property as described in the MHC Application; the Association has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations currently are in full force and effect, and the Association is in all material respects complying with all material laws, rules, regulations and orders applicable to the operation of its businesses; the Association has not received notice of any proceeding or action relating to the revocation or modification of any such license, permit or governmental authorization which, singly or in the aggregate, if subject to an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, the condition, financial or otherwise, or the earnings of the Association; the Association is in good standing with the OTS and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of properties or the


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February_, 1998
Page 6

conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Association. Other than the stock of the Subsidiary, the Association does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus. The Subsidiary has been duly organized and is in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own property and to conduct business as described in the MHC Application and all of the outstanding stock of the Subsidiary has been duly authorized and is fully paid and nonassessable, and such stock is owned directly or indirectly by the Association, free and clear of any material liens or encumbrances. Except as described in the Prospectus, the activities of the Subsidiary are permitted by the rules, regulations, policies and practices of the OTS and the FDIC.

                                    (m) The deposit accounts of the Association
are insured by the Savings Association Insurance Fund ("SAIF") as administered by the FDIC up to the maximum amount allowed under law.

                                    (n) Upon consumrnation of the Reorganization
and the Offering, (i) the authorized, issued and outstanding equity capital of the Company and the Association will be as set forth in the MHC Application and in the Prospectus, and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date; (ii) the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Registration Statement, will be duly and validly issued, fully paid and nonassessable; (iii) the issuance of the Shares will not violate any preemptive rights; and (iv) the terms and provisions of the Shares will conforrn in all material respects to the description thereof contained in the MHC Application and the Registration Statement; and (v) the certificates representing the Shares will conform in all material respects with the requirements of applicable laws and OTS Regulations. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                                    (o) Neither the Company nor the Association
is in violation of its respective charter or bylaws. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the charter or bylaws of the Company or the Association, or, any material contract, lease or other instrument to which the Company or the Association is a party or in which the Company or the Association has a beneficial interest, or any applicable material law, rule, regulation or order; (ii) violate any material authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company or the Association; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the


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February , 1998
Page 7

Company or the Association.

                                    (p) The Company has or upon the Closing Date
will have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided in the Plan and as described in the Prospectus, subject to the satisfaction or waiver of the conditions of the OTS, and the FDIC's approval or non-objection to the Reorganization, where applicable, and except as may be required under the blue sky laws of the various States referred to in Section 5(i) hereof.

                                    (q) The Association has good and marketable
title to all properties and assets which are material to the business of the Association and to those properties and assets described in the MHC Application and the Prospectus as owned by it, free and clear of all liens, except such liens as are described in the MHC Application and the Prospectus or are not materially significant to the business of the Association and all of the leases and subleases material to the business of the Association under which the Association holds properties, including those described in the MHC Application and the Prospectus, are in full force and effect.

                                    (r) The Association is not in violation of
any directive from the FDIC, the OTS, or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS and the
FDIC) and, to the best knowledge of the Association, there is no suit, proceeding, charge, formal investigation or action before or by any court, regulatory authority or governmental agency or body, domestic or foreign, now pending or threatened, which could reasonably be expected to materially and adversely affect the Reorganization, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the MHC Application or the Prospectus, or which might result in any material adverse change in the condition, earnings, capital or properties, of the Association, or which would materially affect its properties and assets.

                                    (s) The Association has received the
opinions of Luse Lehman Gorman Pomerenk & Schick, P.C. with respect to the Federal income tax consequences of the Reorganization and the opinion of _______________________ with respect to the North Carolina State income tax consequences of the Reorganization; all material aspects of said opinions are accurately summarized in the MHC Application and Prospectus; and the facts and representations upon which such opinions are based are truthful, accurate and complete, and neither the Company nor the Association will take any action inconsistent therewith.

                                    (t) No default  exists,  and no event has
occurred which with notice or lapse of time, or both, would constitute a default on the part of the Company or the Association,


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in the due performance and observance by the Company or the Association of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company or the Association is a party or by which it or its properties is bound or affected in any respect which, in any such case, is material to the Company or the Association; and no other party to any such agreement has instituted or, to the knowledge of the Company or the Association, threatened any action or proceeding wherein the Company or the Association would or might be alleged to be in default thereunder.

                                    (u) Subsequent to the date the MHC
Application and Prospectus are approved by the OTS and prior to the Closing Date, except as otherwise may be indicated or contemplated in the MHC Application and Prospectus, the Association will not: (i) issue any securities or incur any material liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) enter into any transaction which is material in light of the business and properties of the Company or the Association, taken as a whole, excluding origination, purchase and sale of loans and other investments made in the ordinary course of its business.

                                    (v) The Association has filed all federal,
state and local tax returns required to be filed and has made timely payments of all taxes due and payable with respect to such returns, have made adequate reserves for accrued tax liability and no deficiency has been asserted with respect thereto by any taxing authority.

                                    (w) Neither the Company nor the Association
has made any payment of funds of the Company or the Association as a loan for the purchase of the Shares.

                                    (x)  Neither  the Company nor the
Association is in violation of any rule or regulation of the OTS or the FDIC that could reasonably be expected to result in any enforcement action against the Company or the Association, or their officers or directors, that could have a material adverse effect on the financial condition, operations, businesses, assets or properties of the Company and the Association, taken as a whole.


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                                    (y) Prior to the Reorganization, the
Association was not authorized to issue shares of capital stock. The Association has not: (i) placed any securities within the last 18 months (except for notes to evidence other bank loans and mortgage-backed securities in the ordinary course of business); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of securities for or from its portfolio; (iii) except for the letter agreement entered into between the Association and Trident dated July 1, 1997 and attached hereto as Exhibit A, entered into a material financial or management consulting agreement, other than in the ordinary course of business, except as contemplated hereunder; and (iv) engaged any intermediary between Trident and the Company or the Association in connection with the Offering of the Shares, and no person is being compensated in any manner for such service.

                                    (z) The  Company  has taken all  necessary
action to qualify or register the Shares for offer and sale in the Offering under the laws of the States wherein such Shares will be offered where such States require qualification or registration.

                                    (aa)  Neither  the  Company  nor the
Association has relied upon Trident or Trident's legal or other advisors for any legal, tax or accounting advice in connection with the Reorganization or the Offering.

                                    (bb) All contracts and other  documents
required to be filed as exhibits to the Registration Statement or the MHC Application have been filed with the SEC or the OTS or both, as the case may be. All Sales Information to be used by the Association in the Offering and required by the Reorganization Regulations to be filed, has been filed with and approved for use by the SEC and OTS.

                                    (cc) All of the loans  represented  as
assets of the Association as of the most recent date for which financial condition data is included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company and the Association, taken as a whole.

                                    (dd)  Neither the Company nor the
Association has made any payment of funds of the Company or the Association prohibited by law, and no funds of the Company or the Association have been set aside to be used for any payment prohibited by law.

                                    (ee) The Company and the Association are in
compliance with all


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Page 10

laws, rules and regulations relating to environmental protection and neither the Company nor the Association is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company and the Association, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the knowledge of the Company or the Associaton, threatened against the Company or the Association relating to environmental protection. No disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company or the Association or, to the knowledge of the Company and the Association, and except as already disclosed in the Prospectus, has occurred on, in or at any of the facilities or properties owned or leased by the Company or the Association or in which the Company or the Association has a security interest, except such disposal, release or discharge which would not have a material adverse effect on the financial condition, operations, business, assets or properties of the Company, the Associaton or the Subsidiary, taken as a whole.

                                    (ff)  All  documents  delivered  by the
Association or the Company or their representatives in connection with the issuance and sale of the Common Stock, except for those documents that were prepared by parties other than the Association, the Company or their representatives, were, on the dates on which they were delivered, true, complete and correct.

                                    (gg) The records of account holders,
depositors, borrowers and other members of the Association delivered to Trident by the Association or its agent for use during the Reorganization are believed to be reliable and accurate and the Association is not aware of any inaccuracy in such records. Trident shall have no liability to any person relating to the reliability, accuracy or completeness of such records or for any denial or allocation of a subscription to purchase Shares to any person based upon such records.

                  Any certificate signed by an officer of the Company or the Association and delivered to Trident or its counsel that refers to this Agreement and is referred to therein as a "representation" or "warranty" shall be deemed to be a representation and warranty by the Company or the Association to Trident and its counsel as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

                          B. Trident represents and warrants as follows:

                                    (a) Trident is registered as a broker-dealer
and is in good standing with the SEC and the NASD.


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Page 11

                                    (b) There is not now pending or to its
knowledge threatened against Trident any action or proceeding before the SEC, the NASD or any State securities commission concerning its activities as a broker or dealer.

                                    (c) Each of Trident and its employees,
agents and representatives who shall perform any of the services set forth herein are duly authorized and empowered, and have all necessary licenses, approvals and permits to perform such services and Trident is a registered selling agent in the jurisdictions in which the Company is relying on such registration for the sale of the Shares and will remain registered in such jurisdictions in which the Company and the Association is relying on such registration with respect to the sale of the Shares, until the Offering is consummated or terminated.

                                    (d) In the event that Trident, at the
request of the Association, assembles and manages a selling group of broker-dealers which are members of the NASD to participate in the solicitation of purchase orders for Shares under the Selected Dealers' Agreement, all funds received by Trident to purchase Shares will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended.

                                    (e) The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

                   3. Emplovment of Trident: Sale and Delivery of the Shares.

                          A. On the basis of the representations and warranties
herein but subject to the terms and conditions set forth in this Section 3, the Company and the Association hereby employs Trident as its agent to use its best efforts in assisting the Company with the Company's sale of the Shares in the Subscription Offering and Community Offering. The employment of Trident hereunder shall terminate (a) forty-five (45) days after the Subscription Offering and Community Offering closes, unless the Company and the Association, with the approval of the OTS, is permitted to extend such period of time, or (b) upon consummation of the Offering, whichever date shall first occur.


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Trident Securities, Inc.
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                  If the Company is unable to sell a minimum of 1,358,300 Shares
(or such lesser amount as the OTS may permit) within the period herein provided, this Agreement shall terminate and the Association shall refund promptly to any persons who have subscribed for any Shares the full amount which it may have received with interest from such persons; and neither party to this Agreement shall have any obligation to the other party, except as set forth in Sections 8, 9 and 10 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Association until all Shares are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all shares are sold.

                  If all conditions precedent to the consummation of the Reorganization are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares as soon as possible after the Closing Date. Such release for delivery shall be against payment to the Company by any means authorized pursuant to the Prospectus, at the offices of Luse Lehman Gorman Pomerenk & Schick, P.C. or at such other place as shall be agreed upon among the parties hereto. The date upon which Trident is paid the compensation due hereunder is herein called the "Closing Date."

                          B. Trident shall receive the following compensation
for its services hereunder:

                                    (a) A commission equal to two percent (2.0%)
of the aggregate dollar amount of the Shares sold in the Subscription Offering and the Community Offering (excluding any Shares sold to the Association's directors, executive officers and their "associates," as such term is defined in the Association's Plan of Reorganization and the Association's Employees' Savings & Profit Sharing Plan), and (iii) a commission agreed upon jointly by Trident and the Association to reflect market requirements at the time of the stock allocation in a Syndicated Community Offering. All such fees are to be payable in next day funds to Trident in Raleigh, North Carolina, on the Closing Date.

                                    (b) Trident shall be reimbursed for all
out-of-pocket expenses incurred by it or its counsel whether or not the Offering is completed successfully. Full payment of Trident's allocable expenses, including legal fees and reasonable out-of-pocket expenses, shall be made in next day funds on the Closing Date or, if the Offering is not completed or is terminated for any reason, within ten (10) calendar days of receipt by the Association of the detailed listing from Trident of its allocable expenses. Trident's out-of-pocket expenses will not exceed $7,500 and its legal fees will not exceed $27,500. Trident acknowledges receipt of $7,500 advance payment from the Association which shall be credited against the total reimbursement due Trident hereunder.

                  Notwithstanding the limitations on reimbursement of Trident for allocable expenses

Trident Securities, Inc.
February , 1998
Page 14

provided in the immediately preceding paragraph, in the event that a resolicitation or other event causes the Offering to be extended beyond its original expiration date, Trident and the Association shall negotiate in good faith an adjustment to the amount of reimbursement payable to Trident for its reasonable and allocable expenses, including legal fees.

                  The Company or the Association shall pay all applicable stock issue and transfer taxes with respect to the sale of the Shares. The Company or the Association shall pay all expenses of the Offering, including, but not limited to, their attorneys' fees, NASD filing fees, filing and registration fees, attorneys' fees relating to any required "blue sky" or state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Offering.

                   4. Offering.

                      Subject to the provisions of Section 7 hereof, Trident is assisting the Company on a best efforts basis in offering a minimum of 1,358,300 Shares and a maximum of 1,837,700 Shares with the possibility of increasing the number of shares to 2,113,355, in a Subscription and Community Offering. The Shares are to be initially offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

                   5. Further Agreements.

                      The Company and the Association jointly and severally covenant and agree that:

                                    (a)  Subsequent to the respective dates as
of which information is given in the Registration Statement and through and including the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company nor the Association will issue any securities which will remain issued at the Closing Date or incur any liability or obligation, direct or contingent, or borrow money, except borrowings or liabilities in the ordinary course of business, or enter into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the financial condition, operations, business, properties or assets of the Company and the Association, taken as a whole.

                                    (b) If any Shares remain unsubscribed
following completion of the Subscription Offering and the Community Offering, the Company (i) will, if deemed necessary, promptly file with the SEC a post-effective amendment to such Registration Statement relating to the results of the Subscription and the Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the SEC a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offerings and

Trident Securities, Inc.
February , 1998
Page 15

pricing information pursuant to Rule 424(c) of the Securities Act Regulations, in either case in a form reasonably acceptable to the Company and Trident.

                                    (c) The  Association  will not, at any time
before or after the MHC Application is approved by the OTS, file any amendment or supplement to such Application without notifying Trident of its intention to file or prepare an amendment or supplement to the Application and the Association shall provide Trident and its counsel with the opportunity to review such amendment or supplement.

                                    (d) Subject to the right of the Company and
the Association to terminate the Offering at any time in its sole discretion, the Company and the Association will use its respective best efforts to cause the MHC Application to be approved by the OTS, and the FDIC Application to be approved by the FDIC, if applicable, and will immediately upon receipt of any information concerning the events listed below notify Trident in writing:
(i) approval of the MHC Application and the FDIC Application; (ii) receipt of any comments from the OTS or the FDIC, or any other governmental entity, with respect to the MHC Application and Registration Statement, the Reorganization or the transactions contemplated by this Agreement; (iii) requests by the OTS, the FDIC or any other governmental entity for any amendment or supplement to the MHC Application and Registration Statement or the FDIC Application or for additional information; (iv) issuance by the OTS, the FDIC, or any other governmental entity of any order or other action suspending the Offering or the use of the MHC Application or the Prospectus or any other filing of the Association under the Reorganization Regulations or other applicable law, or the threat of any such action; or (v) issuance by the OTS or any state authority of any stop order suspending the effectiveness of the MHC Application or the Registration Statement of the initiation or threat of initiation of any proceedings for that purpose. The Association will make every reasonable effort to prevent the issuance by the OTS, the FDIC or any state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Company or the Association will provide copies of the foregoing comments, requests and orders to Trident upon receipt of such items by the Company or the Association.

                                    (e) The Company or the Association will
deliver to Trident and to its counsel two conformed copies of the following documents (including exhibits thereto): the MHC Application and the FDIC Application, each as originally filed and of each amendment or supplement thereto. In addition, the Company or the Association will deliver such additional copies of the foregoing documents to you as may be required for any NASD filings. Further, the Company or the Association will deliver to Trident and its counsel such number of copies of the Prospectus, as amended or supplemented, as Trident may reasonably request.

                                    (f) The Company and the Association will
furnish to Trident, from time to time during the period when the Prospectus is required to be delivered under the Securities

Trident Securities, Inc.
February , 1998
Page 16

Exchange Act of 1934, as amended ("1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as Trident may reasonably request for the purposes contemplated by the 1934 Act or the respective applicable rules and regulations applicable thereunder ("1934 Act Regulations"). The Company and the Association hereby authorize Trident to use the Prospectus (as amended or supplemented, if amended or supplemented) for any lawful manner in connection with the sale of the Shares by Trident.

                                    (g) The Company and the Association will
comply with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the OTS or the Reorganization Regulations or any other governmental agency, including the terms, conditions, requirements and provisions contained in the Reorganization Regulations and the 1934 Act Regulations, to be complied with prior and subsequent to the Closing Date and when the Prospectus is required to be delivered, the Company and the Association will comply, at its own expense, with all requirements imposed upon it by the OTS, or the Reorganization Regulations, and by the 1934 Act and the 1934 Act Regulations, in each case as from time to time in force, in accordance with the provisions thereof and the Registration Statement.

                                    (h) If, at any time during the period when
the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company or the Association shall occur, as a result of which it is necessary or appropriate, in the reasonable opinion of counsel for the Company and the Association or, in your reasonable opinion, after consultation with Trident's counsel, to amend or supplement the MHC Application or Prospectus in order to make the MHC Application or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Association will, at its expense, forthwith prepare, file with the OTS and furnish to Trident a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the MHC Application or Prospectus (in form and substance reasonably satisfactory to Trident and its counsel after a reasonable time for review) which will amend or supplement the MHC Application or Prospectus so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

                                    (i) The Company and the Association will
take all necessary actions, in cooperation with Trident, as may be required to qualify or register the Shares for offer and sale by the Company under the applicable securities or blue sky laws of such jurisdictions as Trident may reasonably designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file, subject to the provisions hereof, such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

Trident Securities, Inc.
February , 1998
Page 17

                                    (j) Neither the Company nor the Association
will sell or issue, contract to sell or otherwise dispose of any shares of, or securities convertible into or exercisable for, Common Stock for a period of 90 days after the Closing Date, excluding transactions related to stock options or other stock based management compensation plans.

                                    (k) During the period during which the
Shares are registered under the 1934 Act or for three years from the Closing Date, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including consolidated statements of income, stockholders' equity and cash flow of the Company as of the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1934 Act) and, to each stockholder who so requests, as soon as practicable after the end of the first three quarters of the first full fiscal year (beginning with the fiscal quarter ending after the Closing Date) consolidated financial information of the Company for such quarter in reasonable detail. In addition, the Company shall issue appropriate press releases at the same time or prior to the time of furnishing such annual and quarterly report to stockholders of the Company. The Company will deliver such press releases to Trident promptly after such releases are issued.

                                    (l) The Company will furnish to you during
the period of three years from the date hereof: (i) as soon as available, a copy of each report of the Company furnished to or filed with the SEC under the 1934 Act (including, but not limited to, reports on Forms 10-KSB, 10-QSB and 8-K and all proxy statements and annual reports to stockholders), a copy of each other report of the Company mailed to its stockholders or filed with any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and articles released by the Company as you may reasonably request in writing, and (ii) from time to time, such other nonconfidential information concerning the Company or the Association as Trident may reasonably request in writing.

                                    (m) At all times subsequent to the date of
the Prospectus through and including the Closing Date (i) the Registration Statement and the Prospectus will comply with the Securities Act and the Securities Act Regulations, (ii) the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association relating to Trident by or on behalf of Trident expressly for use in the Registration Statement.

Trident Securities, Inc.
February_, 1998
Page 18

                                    (n) The Company will notify Trident
immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the SEC of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (ii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction and (iv) of the receipt of any comments from the staff of the SEC relating to the Registration Statement. If the SEC enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

                                    (o) During the time when a  prospectus  is
required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Securities Act Regulations to perrnit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company and the Association, taken as a whole, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for Trident, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circurnstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus unless Trident has been first furnished a copy or if Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Association shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

                                    (p) The Company will use the net proceeds
from the sale of the Shares substantially in the manner set forth in the Prospectus.

                                    (q) Other than as permitted by the
Reorganization Regulations, North Carolina law and the laws of any state in which the Shares are qualified for sale, the Association will not distribute the Prospectus in connection with the offer and sale of the Shares.

                                    (r) The Association will file with the OTS
such post-Reorganization reports as may be required pursuant to the Reorganization Regulations or the OTS approval of the

Trident Securities, Inc.
February , 1998
Page 19

Reorganization and the Offering of the Shares.

                                    (s) The Company will promptly register the
Shares with the SEC under Section 12(g) of the 1934 Act prior to the Closing Date. The Company shall maintain the effectiveness of such registration for a minimum period of three (3) years or for such shorter period as may be required by applicable law.

                                    (t) The Company or the Association will
maintain appropriate arrangements for depositing all funds received from persons mailing orders to purchase Shares in the Offering in an interest-bearing account at the rate described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto. The Company will maintain such records of all funds received as are necessary to permit the funds of each purchaser to be separately insured by the SAIF (to the maximum extent allowable) and to enable the Company to make appropriate refunds of such funds in the event that such refunds are required to be made.

                                    (u) The Company and the Association will
take such actions and furnish such information as are reasonably requested in writing by Trident in order for Trident to ensure compliance with the NASD's "Interpretation on Free Riding and Withholding."

                                    (v) Prior to the Closing Date, the Company,
the Association and the Subsidiary will conduct their respective businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the OTS and the FDIC.

                                    (w) The Association will not amend the Plan
in any manner that would materially and adversely affect the sale of the Shares or the terms of this Agreement without consent of Trident, which consent shall not unreasonably be withheld, unless such amendment is required by the OTS.

                                    (x) At the Closing Date, the Company and the
Association will have completed all conditions precedent to the Reorganization and the offer and sale of the Shares in accordance with the Plan, the Reorganization Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization and Offering imposed upon Company or the Association by the OTS or any other regulatory authority other than those which the OTS or other regulatory authorities waive or expressly permit to be completed after the Reorganization and Offering.

                           (y) The Reorganization  will have been effected,  in
all material respects, according to all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-reorganization reports, and documents in compliance with the OTS's

Trident Securities, Inc.
February , 1998
Page 20

resolutions or letters of approval, all terms, conditions, requirements and provisions with respect to the Reorganization imposed by the OTS and the FDIC, if any, will have been complied with by the Association in all material respects, or appropriate waivers will have been obtained, and all material notice and waiting periods will have been satisfied, waived or elapsed.

                                    (z) The Company will not deliver the Shares
until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

                                    (aa) At the time of the approval of the MHC
Application by the OTS (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the MHC Application will comply as to form in all material respects with the Reorganization Regulations.

                                    (bb) Pursuant to the Plan, on the Closing
Date, the Association will reorganize into the federal mutual holding company structure.

                                    (cc) If necessary, the Association shall
advise Trident as to the allocation of deposits, in the case of Community Account Holders, Other Account Holders and Supplemental Account Holders each (as defined in the Plan), and of the Shares in the event of an oversubscription and shall provide Trident final instructions as to the allocation of the Shares in such event, and such instructions shall be accurate, reliable and complete. Trident, under the direction of the Company, shall use its best efforts to provide assistance in the Stock Information Center during the Company's oversubscription allocation process. Trident shall be entitled to rely exclusively on such instructions and shall have no liability to any person as a result of its reliance thereon, including without limitation, no liability to any person for or related to any denial or grant of a subscription of Shares. The Company and the Association shall indemnify and hold Trident harmless for any liability arising out of such instructions or any records of account holders, depositors, borrowers and other members of the Association delivered to Trident by the Company or the Association or their agents for use during the Offering.

                                    (dd) The Company will use its best efforts
to obtain approval for and maintain quotation of its Shares on the NASDAQ Stock Market or the American Stock Exchange effective on or prior to the Closing Date.

                  6. Payment of Expenses.

                     Whether or not the Reorganization is consummated, the Company and the Association shall pay the following expenses: (a) all regulatory filing fees, including but not limited to those payable to the SEC, OTS, "blue sky" authorities and the NASD (including fees payable to

Trident Securities, Inc.
February , 1998
Page 21

the NASD for Trident's filing pursuant to the NASD Corporate Finance Rule), (b) all stock issue and transfer taxes which may be payable with respect to the sale of the Shares, (c) attorneys' fees of the Company and the Association, (d) attorneys' fees relating to any required "blue sky" laws research and filings,
(e) telephone charges, (f) air freight, (g) rental equipment, (h) supplies, (i) transfer agent and registrar fees and expenses, (1) auditing and accounting fees and expenses, (k) costs of printing and mailing all documents necessary in connection with the Reorganization, and (1) slide production expenses in connection with any community investor meetings to be held by Trident.

                  7. Conditions.

                  A. Conditions of Trident's Obligations. Except as may be waived by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in
Section 2 hereof as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers and directors of the Company and the Association made pursuant to the provisions hereof, to the performance by the Company and the Association of its obligations hereunder and to the following conditions:

                     (a) The Registration Statement shall have been declared effective by the SEC not later than ____ p.m. on the date of this Agreement, or with Trident's consent at a later time and date; and at the Closing Date no order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or, to the knowledge of the Company or the Association knowledge, threatened by any state authority, and no order or other action suspending the effectiveness of the Registration Statement or the consummation of the Reorganization shall have been issued or proceedings therefor initiated or to the knowledge of the Company or the Association threatened by the SEC or any state or other governmental authority.

                     (b) At the Closing Date Trident shall have received the opinion, dated the Closing Date, addressed to Trident and for its benefit, of Luse Lehman Gorman Pomerenk & Schick, P.C., special counsel for the Company and the Association, and satisfactory in form and substance to counsel for Trident to the effect that:

                         i. Upon consummation of the Reorganization, the
Association will become a federally chartered mutual holding company and the Company's majority owned subsidiary will become a federally-chartered capital stock savings and loan association, both duly authorized to conduct business and own properties as described in the MHC Application and the Registration Statement.

                         ii. The Association is duly organized and validly
existing as a savings and loan association in good standing with the OTS. The Association is not in violation of its Charter. The consummation of the Reorganization will not result in any material violation of the

Trident Securities, Inc.
February , 1998
Page 22

provisions of the charter or bylaws of the Association or regulation or order of the OTS.

                         iii. The Company and the Association are duly qualified
as foreign corporations to transact business in each jurisdiction in which their respective ownership of property or leasing of properties or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations, income or prospects of the Company or the Association. The Subsidiary is a validly existing North Carolina corporation in good standing with full corporate authority to own properties and, except as described in the Prospectus, the activities of the Subsidiary are permitted by the rules, regulations, resolutions and practices of the OTS and any other federal authorities having jurisdiction over such matters; and all of the outstanding stock of the Subsidiary has been duly authorized and validly issued, fully paid and nonassessable, and such stock is owned directly or indirectly by the Association and is free and clear of any material liens, encumbrances, claims or other restrictions.

                         iv. The Company has authorized the Shares as set forth
in the Registration Statement and the Registration Statement is accurate and complete in all material respects. The issuance and sale of the Shares has been duly and validly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of consideration and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Registration Statement, free of preemptive rights, and good title thereto shall be transferred by the Company free and clear of all claims, encumbrances, security interests and liens created by the Company.

                         v. The certificates for the Shares are in due and
proper form and comply in all material respects with applicable OTS Regulations.

                         vi. The issuance and sale of the capital stock of the
Association to the Company have been duly authorized by all necessary corporate action of the Company and the Association and the Association has received the approval of the OTS, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and good title thereto shall be transferred by the Association free and clear of all claims, encumbrances, security interests and liens created by the Association.

                         vii. Subject to the satisfaction of the conditions to
the OTS approval of the MHC Application, no further approval, authorization, consent or other order of any regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance and sale of the Shares and the consummation of the Reorganization except as may be required under the "blue sky" securities laws of various jurisdictions and the regulations of the NASD (as to which no opinion need be rendered).

Trident Securities, Inc.
February , 1998
Page 23

                         viii. There are no pending legal and governmental
proceedings to which the Company or the Association is a party or to which any of their properties are subject which are not described in the MHC Application and the Registration Statement, including ordinary routine litigation incidental to the business.

                         ix. The  Association is a member of the Federal Home
Loan Bank of Richmond. The Association is an insured depository institution under the Federal Deposit Insurance Act and the Association has received approval of the FDIC Application from the FDIC if such FDIC Application has not been withdrawn by the Association. No action or proceeding to suspend or revoke such membership or insurance coverage is pending or to such counsel's knowledge, threatened.

                         x.  Upon consummation of the Reorganization, the
authorized, issued and outstanding capital stock of the Company and the Association will be as set forth in the MHC Application and the Registration Statement, and, no shares of common stock, or securities exercisable into or exchangeable for common stock, have been issued prior to the Closing Date; at the time of the Reorganization, the Shares issued in the Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and nonassessable and at such time, all such capital stock shall be free and clear of any material mortgage, pledge, lien, encumbrance or claim (legal or equitable); and the issuance of the Shares is not subject to statutory preemptive rights.

                         xi. This Agreement has been duly authorized, executed
and delivered by the Company and the Association and is the legal, valid and binding agreement of the Company and the Association and subject to, as to enforceability, bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, to general principles of equity and to laws to the safety and soundness of insured depository institutions, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or applicable law, including but not limited to, Section 23A of the Federal Reserve Act, as amended.

                         xii.   The OTS and the FDIC, where applicable, have
authorized the Reorganization and no action has been taken, or, to such counsel's knowledge, is pending or threatened to revoke such authorization.

                         xiii.  The Plan has been duly adopted by the required
vote of the Directors and members of the Association and complies in all material respects with the Reorganization Regulations.

Trident Securities, Inc.
February , 1998
Page 24

                         xiv. Subject to the satisfaction of the conditions to
the approval of the Reorganization and MHC Application by the OTS and the FDIC Application by the FDIC, if such FDIC Application has not been withdrawn by the Association, no further approval, registration, authorization, consent or other order of any regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Reorganization, except as may be required under the securities or "blue sky" laws of various jurisdictions and under the rules and regulations of the NASD. The Reorganization has been consummated in all material respects according to all applicable provisions of the Reorganization Regulations.

                         xv. The MHC Application has been approved under the
Reorganization Regulations and no order suspending the approval has been issued under the Reorganization Regulations or proceedings therefore initiated or, to the best of such counsel's knowledge, threatened by the OTS or any state authority. The Registration Statement has been declared effective by SEC and no proceedings are pending before the SEC seeking to revoke or rescind the order declaring the Registration Statement effective, or to such counsel's knowledge, are contemplated or threatened.

                         xvi.  At such time as the MHC  Application  and FDIC
Application, if such FDIC Application has not been withdrawn by the Association, were approved and the Registration Statement declared effective (i) the MHC Application and any amendment or supplement thereto (other than consolidated financial statements and other financial and statistical data included therein and the Independent Valuation, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Reorganization Regulations; (ii) the Registration Statement (other than the consolidated financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and (iii) to such counsel's knowledge, all documents and exhibits required to be filed with the MHC Application and the Registration Statement have been so filed; and the descriptions in the MHC Application and the Registration Statement of such documents and exhibits are accurate and complete in all material respects.

                         xvii. The  information in the MHC Application  and the
Registration Statement, under the captions "REGULATION," "THE REORGANIZATION AND OFFERING," "RESTRICTIONS ON ACQUISITION OF THE COMPANY," "DIVIDEND POLICY" and "DESCRIPTION OF CAPITAL STOCK OF THE COMPANY," to the extent that it constitutes matters of law, summaries of legal matters, or proceedings, or legal conclusions, fairly present the information called for with respect to such legal matters.

                         xviii. There are no legal or governmental proceedings
pending or to


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Trident Securities, Inc.
February , 1998
Page 25

such counsel's knowledge, threatened, individually or in the aggregate, against the Company or the Association which are required to be disclosed in the MHC Application and the Registration Statement, other than those disclosed therein; provided that for this purpose, any litigation or governmental proceeding is not considered to be "threatened" unless the potential litigant or governmental authority has manifested to counsel a present intention to initiate such litigation or proceeding.

                         xix. There are no contracts, indentures, mortgages,
loan agreements, notes, leases or other instruments required to be described or referred to in the MHC Application and the Registration Statement or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                         xx.  No order has been issued by the SEC, OTS or the
FDIC to suspend the Offering and no action for such purpose has been instituted or to such counsel's knowledge, threatened by the SEC, OTS or the FDIC; no person has sought to obtain review of the final action of the OTS in approving the Reorganization.

                         xxi. The Company will not be in violation of its mutual
holding company charter upon consummation of the Reorganization.

                         xxii. The Association is not in violation of any
directive from the OTS or the FDIC to make any material change in the method of conducting its business, except as described in the MHC Application and Registration Statement.

                         xxiii. The Association has good and marketable title to
all properties and assets which are material to the business of the Association and to those properties and assets described in the MHC Application and Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the MHC Application and Prospectus or are not material in relation to the business of the Association; and all of the leases and subleases material to the business under which the Association holds properties, as described in the MHC Application and Prospectus, are in full force and effect.

                         xxiv. To such counsel's knowledge, the Company and the
Association has obtained all licenses, permits and other governmental authorizations required for the conduct of their businesses as described in the Registration Statement, except where the failure to obtain such licenses, permits or governmental authorizations would not have a material adverse effect on the financial condition, operations, business, properties or assets of the Company and the Association, taken as a whole; to such counsel's knowledge, all of the leases and subleases material to the business of the Company and the Association under which the Company or the Association


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Trident Securities, Inc.
February , 1998
Page 26

holds properties are in full force and effect; neither the Company nor the Association is in violation of its charter or, to such counsel's knowledge, its bylaws;

                         xxv. To such counsel's knowledge, the descriptions of
contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the MHC Application and the Registration Statement are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease or other instrument so described or referred to.

                         xxvi. The execution and delivery of this Agreement and
the consummation of the Reorganization do not conflict with or result in a breach of the charter, certificate of incorporation or bylaws of the Company or the Association, or, to such counsel's knowledge, constitute a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Association pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Association is a party or violate any governmental license or permit or any law administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the OTS in connection with its approval of the MHC Application), which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company and the Association, taken as a whole.

                         xxvii. To such counsel's knowledge, there has been no
breach of any provision of the Company's or the Association's charter, bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) by the Company or the Association under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Association is a party or by which any of them or any of their respective assets or properties may be bound, which breach or default would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company and the Association, taken as a whole.

                         xviii. In rendering such opinion, such counsel may rely
as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Association and public officials; provided copies of any such certificates are delivered to Trident together with the opinion to be rendered hereunder by counsel to the Company and the Association. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Association. Such opinion may also


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Trident Securities, Inc.
February_, 1998
Page 27

contain such customary assumptions and qualifications and shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991).

                         xxix. The opinion of Luse Lehman Gorman Pomerenk &
Schick, P.C. shall cover matters of federal law and the laws of the State of North Carolina. With respect to matters of North Carolina law, such counsel may
rely upon the opinion of                         ,                             ,
North Carolina, which opinion shall be in form and substance satisfactory to Trident and its counsel. For purposes of such opinion, no proceeding shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company or the Association, or its counsel, shall have received a copy of such proceeding, order, stop order or action. Such opinion may be limited to statutes, regulations and judicial interpretations and to facts as they exist as of the date of such opinions. In rendering such opinion, such counsel need assume no obligation to revise or supplement it should such statutes, regulations and judicial interpretations be changed by legislative or regulatory action, judicial decision or otherwise. Such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Association of this Agreement or the issuance of the Shares.

                 (c) The Letter of Luse Lehman Gorman Pomerenk & Schick, P.C., special counsel for the Company and the Association, addressed to Trident, dated the Closing Date and in form and substance satisfactory to special counsel for Trident to the effect that, nothing has come to such counsel's attention that would lead it to believe that, the MHC Application, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal contained therein, with respect to which such counsel need express no opinion), at the time it was approved and at the time any amendment thereto was approved, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made not misleading, or that the Registration Statement, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein, with respect to which counsel need express no opinion), as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (d) At the Closing Date, Trident shall have received the opinion of its counsel, Womble Carlyle Sandridge & Rice, PLLC, dated as of the Closing Date, with respect to


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Trident Securities, Inc.
February , 1998
Page 28

such matters as Trident may reasonably require. Such opinion may rely upon the opinions of counsel to the Association, and as to matters of fact, upon certificates of offficers and directors of the Company and the Association delivered pursuant hereto or as such counsel shall reasonably request.

                 (e) At the Closing Date, Trident shall receive a certificate of the Chief Executive Officer and the Chief Financial Offficer of each of the Company and the Association, dated the Closing Date, to the effect that: (i) they have examined the Registration Statement and the Registration Statement does not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Association; (ii) since the respective dates as of which information is given in the MHC Application and the Registration Statement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties, of the Company and the Association, whether or not arising in the ordinary course of business; (iii) the representations and warranties in Section 2 are true and correct with the same force and effect as though expressly made at and as of the Closing Date;
(iv) the Company and the Association have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Date under the Agreement and the Plan and will comply with all obligations under this Agreement and the Plan to be satisfied by it after the Reorganization; (v) no stop order revoking or suspending the approval of the MHC Application has been initiated or to the knowledge of such officers threatened by the SEC, OTS, the FDIC or any state authority; and (vi) no order suspending the Offering, the Reorganization, or the effectiveness of the Registration Statement has been issued by the SEC and no proceedings for that purpose have been initiated or to the knowledge of such officers threatened by any state authority or the SEC.

                 (f) At the Closing Date, Trident shall receive, among other documents, (i) copies of the letters from the OTS authorizing the use of the Prospectus, (ii) a copy of the order of the SEC declaring the Registration Statement effective; (iii) copies of the certificates from the OTS evidencing the corporate existence of the Company and the Association; (iv) copy of the certificate from the FDIC evidencing the insured status of the Association, and
(v) a copy of the letter from the OTS approving the Association's Federal Stock Charter.

                 (g) Prior to and at the Closing Date: (i) in the reasonable opinion of Trident, there shall have been no material adverse change in the condition, financial or otherwise, in the earnings, affairs or prospects of the Company and the Association from that as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Company or the Association from the latest date as of which the financial condition of the Company or the Association is set forth in the Prospectus other than transactions as contemplated by and disclosed in the Prospectus or transactions specifically referred to or contemplated therein; (iii) neither the Company nor the Association has

Trident Securities, Inc.
February , 1998
Page 29

received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to Trident) or which materially and adversely would affect the business, operations or financial condition or income of the Company or the Association; (iv) the Association shall not have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Association, threatened against the Company or the Association or affecting any of its properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of the Company or the Association; and (vi) the Shares shall have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdiction as set forth in the blue sky survey, dated ____________, 1998 of Luse Lehman Gorman Pomerenk & Schick, P.C.

                 (h) Concurrently with the execution of this Agreement, Trident shall receive a letter from Cherry, Bekaert & Holland, L.L.P., dated the date hereof and addressed to Trident: (i) confirming that Cherry, Bekaert & Holland, L.L.P., is a firm of independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and Title 12 of the Code of Federal Regulations and stating in effect that in its opinion the consolidated financial statements of the Association for the years ended September 30, 1997 and 1996, as are included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the OTS and the published rules and regulations of the OTS under 12 CFR Part 563.c and the applicable requirements of the SEC Regulations specifically Regulation X, (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Association prepared by the Association, a reading of the minutes of the meetings of the Board of Directors and members of the Association and consultations with officers of the Association responsible for financial and accounting matters, nothing came to its attention which caused it to believe that: (A) during the period from the date of the latest audited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings by the Association (increases in borrowings shall not be deemed material if such increases in total borrowings do not exceed $1,000,000); or (B) there was any decrease in consolidated retained earnings of the Association at the date of such letter from the amounts shown in the latest audited consolidated statement of condition included in the Prospectus or there was any decrease in consolidated net income or net interest income of the Association for the number of full months commencing immediately after the period covered by the latest audited consolidated income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or in such letter as compared to the

Trident Securities, Inc.
February , 1998
Page 30

corresponding period in the preceding year; and (iii) stating that, in addition to the examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (h), it has compared with the general accounting records of the Association, as applicable, which are subject to the internal controls of the Association's accounting system and other data prepared by the Association directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Trident may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

                 (i) At the Closing Date, Trident shall receive a letter from Cherry, Beckert, & Holland, L.L.P. dated the Closing Date, addressed to Trident, confirming the statements made by it in the letter delivered by it pursuant to subsection (h) of this Section 7, the "specified date" referred to in clause
(ii) (A) thereof to be a date specified in such letter, which shall not be more than five business days prior to the Closing Date.

                 (j) At the Closing Date, Trident shall have received a letter from Feldman Financial, dated the Closing Date, confirming its appraisal. Such appraisal shall be in form and substance reasonably satisfactory to Trident and shall be consistent with the terms of the Plan.

                 (k) At the Closing Date, Trident's counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Association in connection with the Reorganization and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to Trident and its counsel.

                 (l) The Association shall not have sustained since the date of the latest audited consolidated financial statements included in the MHC Application and Registration Statement any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the MHC Application and Registration Statement, and since the respective dates as of which information is given in the MHC Application and Registration Statement, there shall not have been any material change in the consolidated long-term debt of the Association, or any change, or any development involving a prospective change, in or affecting the general affairs of management, financial position, retained earnings, cash flow or results of operation of the Company or the Association, otherwise than as set forth or contemplated in the MHC Application and Registration Statement, the effect of which, in any such case described above, is in Trident's reasonable judgment suffficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares

Trident Securities, Inc.
February , 1998
Page 31

on the terms and in the manner contemplated in the Prospectus.

                 (m) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on NASDAQ, or minimum or maximum prices for trading fixed, or maximum ranges for prices for securities required by either of such exchanges or the NASDAQ or by order of the SEC or any other governmental authority; (ii) a general moratorium on the operation of commercial banks, federal or state savings and loan associations or savings banks in North Carolina or a general moratorium on the withdrawal of deposits from commercial banks, federal savings and loan associations or savings banks in North Carolina declared by either federal or North Carolina authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a decline, in Trident's reasonable judgment, is sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the MHC Application and Prospectus.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Association and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Association to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident, in its sole discretion, may terminate this Agreement or, if Trident, in its sole discretion so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company or the Association shall reimburse Trident for its allocable expenses as provided in Section 3.B. hereof.

                  B. Conditions of the Company's and the Association's Obligations. Except as may be waived by the Company or the Association, the obligations of the Company and the Association as provided herein shall be subject to the accuracy of the representations and warranties contained in
Section 2.B hereof as of the date hereof an as of the Closing Date and to the performance by Trident of its obligations hereunder.

                   8. Indemnification.

                      (a) The Company and the Association jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and all persons who control Trident within the meaning of Section 15 of the Securities Act or Section 20(a) of the 1934

Trident Securities, Inc.
February , 1998
Page 32

Act, against any and all loss, liability, claim, damage and expense whatsoever that such indemnified persons shall suffer and shall further reimburse promptly such persons for any legal or other expenses reasonably incurred by each or any of them investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of any misrepresentation by the Company or the Association in this Agreement, or any breach of warranty by the Company or the Association with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact necessary to make not misleading in light of the circumstances under which it was made, any statements contained in (i) the MHC Application, the Registration Statement or (ii) any application (including the MHC Application) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company or the Association or based upon written information furnished by or on behalf of the Company or the Association, whether or nor filed in any jurisdiction, to effect the Reorganization or qualify the Shares under the Blue Sky Laws thereof or filed with the OTS, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Association with respect to Trident by or on behalf of Trident expressly for use in the Registration Statement or any amendment or supplement thereof or in any Application, or (iii) any unwritten statement made with the Company's or the Association's consent to a purchaser of the Shares by any director or officer or any person employed by or associated with the Company or the Association other than Trident, its officers, directors or employees. This indemnity shall be in addition to any other liability the Company or the Association may have to Trident.

                      (b) The Company and the Association shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (as those terms are defined in the Plan) delivered to Trident by the Company or the Association or their agents for use during the Reorganization and the Offering.

                      (c) Trident agrees to indemnify and hold harmless the Company and the Association, their respective officers, directors and employees and all persons who control the Company and the Association within the meaning of Section 15 of the Securities Act or Section 20(a) of the 1934 Act, to the same extent as the foregoing indemnity from the Company and the Association to Trident, but only with respect to any statements or omissions made in the Prospectus or any amendment or supplement thereof or in any Application in reliance upon, and in conformity with, information furnished to the Company or the Association with respect to Trident by or on behalf of Trident expressly for use in the Registration Statement or in the Application.

                      (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying

Trident Securities, Inc.
February_, 1998
Page 33

party of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against who indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

                   9. Contribution.

                      In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 above is for any reason held to be unavailable to the Company, the Association or Trident other than in accordance with its terms, the Company, the Association and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Association and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Association on the one hand and Trident on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Association on the one hand and Trident on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Association on the one hand and Trident on the other shall be deemed to be in the same proportion as the total proceeds from the Reorganization (before deducting expenses) received by the Company and the Association bear to

Trident Securities, Inc.
February , 1998
Page 34

the total fees received by Trident under this Agreement. The relative fault of the Company and the Association on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Association or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                   The Company, the Association and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission for which Trident would be provided indemnification under Section 8 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Act) shall be entitled to contribution from any person who is innocent of such fraudulent misrepresentation.

                   10. Survival of Agreements. Representations and Indemnities.

                       The respective indemnities of the Company, the Association and Trident and the representations and warranties of the Company and the Association set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Association or any controlling person or indemnified party referred to in
Section 8 hereof, and shall survive any terrnination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Association and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

                   11. Termination.

                       The Company, the Association or Trident may terminate this Agreement by giving the notice indicated in subsection (b) below at any time after this Agreement becomes effective as follows:

Trident Securities, Inc.
February , 1998
Page 35

                       (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have been suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, condition or business of the Company or the Association; or if the Company or the Association shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material adverse change in condition or prospects of the Company or the Association.

                       (b) If any party hereto elects to terminate this Agreement as provided in this Section, such party shall notify the other parties hereto promptly by telephone or telegram, confirmed by letter and delivered by an ovemight courier service the same day.

                       (c) If this Agreement is terminated for any of the reasons set forth in subsection (a) above and to fulfill its obligations pursuant to Sections 3, 6, 8(a) and 9 of this Agreement and upon demand, the Company or the Association shall pay Trident the full amount owing thereunder.

                   12. Notices.

                       All Communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: R. Lee Burrows, Jr., Managing Director (with a copy to Womble Carlyle Sandridge & Rice, PLLC, 1275 Peachtree Street, N.E., Atlanta, Georgia 30309, Attention: Steven S. Dunlevie, Esquire), or if sent to the Company or the Association, shall be mailed, delivered or telegraphed and confirmed to the Company or the Association at 245 West Main Avenue, P. O. Box 2249, Gastonia, North Carolina 28053-2249,
Attention: Kim S. Price, President (with a copy to Luse Lehman Gomman Pomerenk & Schick, P.C., 1300 I Street, N.W., Suite 220 East, Washington, D.C. 20005,
Attention: John J. Gomman, Esquire).

                   13. Governing Law.

                       This Agreement shall be govemed by the laws of the State of North Carolina unless Federal law shall be deemed to apply.

Trident Securities, Inc.
February , 1998
Page 36

                   14. Severability.

                       Any provision of this Agreement found to be invalid, unenforceable, or otherwise limited by law or regulation shall not effect the validity or enforceability of the remaining temms of this Agreement.

Trident Securities, Inc.
February , 1998
Page 37

                   15.    Miscellaneous.

                          (a) Time shall be of the essence of this Agreement.

                          (b) This Agreement is made solely for the benefit of
and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers, and no other person will have any right or obligation hereunder. The temm "successors" shall not include any purchaser of any of the Shares.

                           (c) This Agreement sets forth the entire
understanding and agreement among the parties hereto representing the subject matter hereof and supersedes and cancels all prior agreements and understanding, written or oral, including the Letter Agreement between Trident and the Association dated July 1, 1997.

                           (d) This Agreement may be signed in various
counterparts which together will constitute one agreement.

                  If the foregoing correctly sets forth the arrangement among the Company, the Association and Trident, please indicate acceptance thereof in the spaces provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.

                  Please acknowledge your agreement to the foregoing by signing below and returning to the Company and the Association one copy of this letter.

                                          Yours very truly,

                                          GASTON FEDERAL SAVINGS AND
                                          LOAN ASSOCIATION

                                          By:
                                             _______________________________
                                             Kim S. Price, President

Agreed to and accepted
this   th day of             , 1998.


TRIDENT SECURITIES, INC.                  GASTON FEDERAL BANCORP, INC.

By:                                       By:
   ________________________                  _______________________________
   R. Lee Burrows, Jr.                       Kim S. Price, President
   Managing Director